                                                                    EXHIBIT 10.2
                          MANAGEMENT SERVICES AGREEMENT


         This MANAGEMENT SERVICES AGREEMENT, dated as of November 5, 1999 (this "Agreement"), is entered into by and among LEARNINGEXPRESS.COM, LLC., a Delaware limited liability company ("LEC"), a subsidiary of LEARNINGEXPRESS.COM HOLDINGS LLC., a Delaware limited liability company ("LECH"), LECH and THE LEARNING EXPRESS, INC. a Massachusetts corporation ("LEI").

                                   BACKGROUND

A. LEI has developed plans, manuals, methods, systems and procedures, a uniform and recognizable marketing image and reputation for toy stores and the sale of related products and services under the name, trademark and service mark "Learning Express" (referred to herein as the "System") and has (i) licensed the System to franchisees ("Franchisees") who own and operate retail toy stores under the name Learning Express (the "Retail Stores") and (ii) established a network of service providers ("Regional Owners") responsible for marketing local store franchises, making proper disclosures under state and federal franchise laws, assisting in site selection and lease negotiations, assisting in pre-opening operations and training, and furnishing on-going support in various regions of the United States.

B. LEC wishes to develop, operate and promote an Internet-based on-line store (the "On-Line Store") to adapt the System for electronic commerce and, accordingly, LEC has licensed from LEI certain of LEI's intellectual property pursuant to the terms and conditions of a License Agreement, dated as of the date hereof (the "License Agreement"), by and between LEI and LEC.

C. In order to facilitate the development of the On-Line Store, LEC wishes to have LEI contract with such of the Franchisees as are agreeable (any such Franchisee is a "Participating Franchisee") to (a) provide space for an Internet kiosk and certain related services in each Retail Store such Participating Franchisee operates to enable access to the On-Line Store, (b) promote the On-Line Store in such Participating Franchisee's advertising materials, including but not limited to such Participating Franchisee's catalogues, direct mail, and other printed materials, (c) cooperate with LEC in promotions and other similar activities and (d) support product fulfillment and returns for customers of the On-Line Store, all as described in this Agreement and in the form of the Amendment to Franchise Agreement (and attachments thereto) attached hereto as EXHIBIT A (the "Franchise Amendment").

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D.       LEI believes that the development of the On-Line Store will enhance the business of its Franchisees and thereby LEI's own business and, accordingly, LEI is willing to facilitate cooperation among LEI's franchisees and LEC on the terms set forth in this Agreement and in the Franchise Amendment and to make certain arrangements with the Regional Owners as set forth in an amendment to the Regional Franchise License Agreement between each Regional Owner and LEI (each such amendment is a "Regional Amendment").

E. LECH desires to enhance and enable the business plan of its subsidiary, LEC, through LECH's compliance with the terms and conditions of this Agreement.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth below:

"Franchise Agreement" shall have the meaning set forth in Section 2(a).

"Franchise Amendment" shall have the meaning set forth in paragraph C of the introductory paragraphs to this Agreement.

"Franchisees" shall have the meaning set forth in paragraph A of the introductory paragraphs to this Agreement.

"Regional Amendment" shall have the meaning set forth in paragraph D of the introductory paragraphs to this Agreement.

"New Agreement" shall have the meaning set forth in Section 2(b).

"New Franchisee" shall have the meaning set forth in Section 2(b).

"On-Line Commission" shall have the meaning set forth in Section 3(b).

"On-Line Store" shall have the meaning set forth in paragraph B of the introductory paragraphs to this Agreement.

"On-Line Store Date" shall mean the date on which the On-Line Store first commences operation on the Internet for the sale of Products to the general public.

"Participating Franchisee" shall have the meaning set forth in paragraph C of the introductory paragraphs to this Agreement.

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"Person" shall mean a natural person, corporation, association, trust,
(including a business trust), partnership, limited liability company, joint stock company, organization or proprietorship or similar entity.

"Product" shall mean any product sold through the On-Line Store.

"Protected Territory" shall have the meaning set forth in Section 3(a)(i).

"System" shall have the meaning set forth in paragraph A of the introductory paragraphs to this Agreement.

"Term" shall have the meaning set forth in Section 10(a).

2.       COVENANTS OF LEI.

         (a) Participating Franchisees. As soon as practicable after the date hereof, and subject to LECH's compliance with the Securities Act of 1933 and all applicable state securities laws related to LECH's issuance of securities of LECH to the Participating Franchisees, LEI shall exercise best efforts so that each Franchisee existing as of April 10, 2000 execute an amendment to such Franchisee's existing franchise agreement or agreements (prior to such amendment, the "Franchise Agreement") in the form of the Franchise Amendment. In connection with the execution of each such Franchise Amendment, LEI shall ensure that (i) the "Commission Territory" shall be defined therein so as not to cause the On-Line Commission to be due with respect to more than one Retail Store for a single sale and (ii) the Commission Territory shall not encompass any zip code that is not at least partially within the applicable Participating Franchisee's "Protected Territory," as defined in the applicable Franchise Agreement.

         (b) New Franchisees. LEI shall ensure that any agreement with any new franchisee for any Retail Store (a "New Franchisee") shall obligate such New Franchisee to support the operations of the On-Line Store to the same extent as all Participating Franchisees; provided that the On-Line Commission for New Franchisees shall be the same as the On-Line Commission paid to Participating Franchisees and the New Franchisees shall not be entitled to receive Common Shares or other equity of LECH (any franchise agreement with a New Franchisee on terms consistent with this Section 2(b) is a "New Agreement").

         (c) Amendments to Learning Express Confidential Operations Manual. From time to time LEI may materially modify the Learning Express Confidential Operations Manual sections that require Franchisees to support and promote the On-Line Store ("On-Line Store Sections"), provided that LEC shall have consented to any such modification, which consent shall not be unreasonably withheld. LEI shall modify the On-Line Store Sections in accordance with LEC's reasonable requests.

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         (d) LEI's Operation of Retail Stores. If and to the extent LEI becomes a direct operator of any Retail Store, LEI shall agree to and abide by all the provisions of the Franchise Agreement, as amended by the Franchise Amendment, with respect to the On-Line Store, including without limitation with respect to all matters addressed in the Manual Amendment, as defined in the Franchise Amendment; provided that LEI shall not be entitled to receive Common Shares or other equity of LECH.

         (e) Business Information of LEI Relevant to the System. Throughout the Term, LEI shall make appropriate staff available at reasonable times and places to provide information (including information received from Franchisees and Regional Owners) to LEC regarding the current operation of the System by LEI, the Franchisees and the Regional Owners, including information with respect to LEI's sales, buying programs, marketing programs, customers, vendors and services. LEC may use such information for its own business purposes throughout the Term provided that such use is consistent with the terms and conditions of
(1) the License Agreement and (2) this Agreement, including without limitation the provisions of Section 9 hereof.

         (f) Marketing and Promotion of the On-Line Store. Throughout the Term, LEI shall promote LEC and the On-Line Store in all marketing, advertising and promotion campaigns relating to the Retail Stores. The foregoing shall include without limitation a prominent listing of the name, URL and a brief description, such as "Shop for Learning Express toys and games on-line at www.LearningExpress.com," for the On-Line Store in all catalogs, periodic product newsletters and any other marketing, advertising or promotional materials prepared by or on behalf of LEI for use by the Regional Owners, Franchisees and/or Retail Stores.

3.       COVENANTS OF LEC.

         (a) On-Line Commission to LEI.

                  (i) LEC shall pay to LEI a commission (the "On-Line Commission") with respect to each calendar month (or portion thereof) during the Term (in each case within 20 days following the end of such calendar month), equal to a "Percentage" of "Net Sales in Territory" accrued during such month (or portion thereof during the Term). "Percentage" shall mean (a) five percent (5%) through the second anniversary of On-Line Store Date and (b) for the period thereafter, LEC presently intends to maintain the Percentage at the 5% level but reserves the right to have the Board of Managers of LEC establish a different level from time to time based on experience of sales and cash flow of the On-Line Store, provided, however, that such percentage determined by the Board of Managers shall not be less than 2.5%. "Net Sales in Territory" shall mean (A) LEC's gross revenues from the sale through the On-Line Store of Products ordered by customers of the On-Line Store whose "bill-to" address for the applicable order is within any "Protected Territory" as

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                defined in the Franchise Amendments as then in effect minus (B)
                all costs and charges incurred in connection with returned products and shipping and handling charges in connection therewith.

                (ii) Within ninety (90) days following the end of each fiscal year during the Term (or portion of such fiscal year if the Term does not extend during an entire fiscal year), LEC shall transmit to LEI a statement certified by LEC's chief financial officer detailing the calculation of Net Sales for such fiscal year then ended.

                (iii) LEC shall maintain accurate books and records supporting the calculations of Net Sales set forth in the foregoing subsection throughout the Term and for a period of two (2) years following the fiscal years for which such determinations have been made and permit LEI and its representatives, upon at least 10 days prior written notice to LEC, to make examinations of such books and records during usual business hours and at the place at which LEC usually keeps its books and records.

         (b) Throughout the Term and to the extent reasonable practicable, LEC shall include in marketing, advertising and promotional campaigns relating to the On-Line Store statements to encourage consumers to shop at Retail Stores operated by Franchisees.

         (c) LEC shall post on the On-Line Store, and update within a reasonable period of time after LEI provides updated information, a listing of the names, addresses and telephone numbers for the Retail Store(s) operated by each Franchisee.

         (d) LEC shall share with LEI information with respect to LEC's sales, inventory, customers, vendors and products to the extent consistent with any confidentiality or other contractual arrangements with the parties providing such information to LEC. LEI may use such information for LEI's own business purposes throughout the Term provided that such use is consistent with the terms and conditions of this Agreement, including without limitation the provisions of
Section 9 hereof.

         (e) Regarding Retail Stores. Promptly following full execution of each Franchise Amendment and each New Agreement, LEC shall (i) assist Participating Franchisees and New Franchisees with the procurement, installation and operation of the Kiosk Equipment and the Kiosk throughout the Term as provided in the Manual Amendment (or the sections corresponding thereto in the applicable New Agreement), (ii) provide all reasonable cooperation, assistance and payments to the applicable Participating Franchisee or New Franchisee as may be required to effectuate the provisions of the applicable Franchise Amendment and the Manual Amendment, as defined therein, (and/or the sections corresponding thereto in the applicable New Agreement), and (iii) effectuate and otherwise make all payments required to be made to the applicable Participating Franchisee or New Franchisee in connection with the Product order,

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fulfillment and return functions described in the Manual Amendment (or the sections corresponding thereto in the applicable New Agreement);

4.       COVENANTS OF LECH

         (a) Subject to LECH's compliance with the Securities Act of 1933 and all applicable state securities laws, issue to each Participating Franchisee who has executed a Franchise Amendment, upon such execution or as soon as shall be practicable thereafter, Common Shares of LECH in accordance with the terms and conditions of Section 5(a) of such Franchisee's Franchise Amendment.

         (b) Subject to LECH's compliance with the Securities Act of 1933 and all applicable state securities laws, issue to each Regional Owner who has executed a Regional Amendment upon such execution or as soon as shall be practicable thereafter, Common Shares of LECH in accordance with the terms and conditions of Section 2(a) of the applicable Regional Amendment.

5. FURTHER COOPERATION. Each of the parties hereto covenants and agrees that it shall furnish to the other party hereto such reasonably necessary information and reasonable assistance, including without limitation execution of documents, certificates and instruments, as such other party may reasonably require to effectuate the provisions of this Agreement.

6. REPRESENTATIONS AND WARRANTIES BY LEI

         (a) General. LEI represents and warrants to LEC and LECH that: (i) LEI is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) LEI has the requisite corporate power and authority to execute and deliver, and to perform LEI's obligations under, this Agreement; and (iii) neither the execution and delivery of this Agreement by LEI nor the performance by LEI of LEI's obligations hereunder will violate or conflict with (A) the provisions of any agreement to which LEI is a party, or
(B) the provisions of any law, statute, rule, regulation, judgment, order, or decree of any domestic or foreign governmental, administrative, or judicial authority which, if violated, would have a material adverse effect on the ability of LEI to perform LEI's obligations hereunder.

7. REPRESENTATIONS AND WARRANTIES BY LEC. LEC represents and warrants to LEI that: (i) LEC is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) LEC has the requisite limited liability company power and authority to execute and deliver, and to perform LEC's obligations under, this Agreement; and (iii) neither the execution and delivery of this Agreement by LEC nor the performance by LEC of LEC's obligations hereunder will violate or conflict with (A) the provisions of any agreement to which LEC is a party, or (B) the provisions of any law, statute, rule, regulation, judgment, order, or decree of any domestic or foreign governmental, administrative, or judicial authority which, if

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violated, would have a material adverse effect on the ability of LEC to perform
LEC's obligations hereunder.

8. REPRESENTATIONS AND WARRANTIES BY LECH. LECH represents and warrants to LEI that: (i) LECH is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) LECH has the requisite limited liability company power and authority to execute and deliver, and to perform LECH's obligations under, this Agreement; and (iii) neither the execution and delivery of this Agreement by LECH nor the performance by LECH of LECH's obligations hereunder will violate or conflict with (A) the provisions of any agreement to which LECH is a party, or (B) the provisions of any law, statute, rule, regulation, judgment, order, or decree of any domestic or foreign governmental, administrative, or judicial authority which, if violated, would have a material adverse effect on the ability of LECH to perform LECH's obligations hereunder.

9. CONFIDENTIALITY.

         (a) Except as expressly provided in this Agreement, no party hereto, without the prior written consent of the other parties hereto, shall disclose to any third party (i) any information regarding the terms of this Agreement or exchanged in connection with the negotiation of this Agreement or regarding the transactions contemplated hereby (such information the "Agreement-Specific Information"), or (ii) any information regarding the actual or anticipated business or technology of the other party(ies), in either case to the extent disclosed by such other party(ies) in connection with the transactions contemplated hereby or the performance by the other party of such other party(ies)'s obligations hereunder, including, without limitation, information regarding or which includes customers, business practices, business prospects, financial condition, pricing policies, processes, technical data or specifications, source code or any other proprietary information (such information is, the "Proprietary Information").

         (b) Notwithstanding the foregoing, each party hereto may (i) disclose the Proprietary Information of the other party(ies) to such party's employees, directors, advisers, consultants, and representatives with a "need to know," including without limitation Franchisees and Regional Owners and who agree to be subject to the confidentiality restrictions set forth in this Section 9, (ii) disclose all or such portion of the Agreement-Specific Information or the Proprietary Information of the other party(ies) as such party shall be ordered to disclose to a judicial or administrative agency of competent jurisdiction, provided that such party shall give the original disclosing party reasonable notice of such order and a timely opportunity to attempt to preclude or limit such production, (iii) disclose the terms hereof to the extent necessary to comply with any applicable securities laws; and (iv) disclose the existence, general terms and the length of term of this Agreement to such party's current and prospective business partners and investors.

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         (c) The obligations in this Section 9 shall not apply to any information disclosed by any party to any other party hereunder to the extent that, and after such time as, such information (i) becomes publicly available other than by a breach of this Agreement, (ii) is rightfully received by the non-disclosing party from a third party who is not under an obligation of confidentiality with respect thereto, (iii) can be demonstrated to have been independently developed by the non-disclosing party without access to or use of any of the Proprietary Information of the other party, or (iv) is known to the non-disclosing at the time of disclosure, provided that the non-disclosing party shall have promptly delivered to the other party written notice of such prior knowledge.

         (d) Each party agrees (except to the extent that such party has rights to such Proprietary Information in accordance with this Agreement) to (i) cease using the Proprietary Information of the other party(ies) upon the expiration or termination of this Agreement and (ii) promptly return to the applicable other party all materials embodying the Proprietary Information of such other party upon the expiration or termination of this Agreement and, at any time prior thereto, promptly upon the written request of such other party (except to the extent the non-disclosing party has rights to such Proprietary Information in accordance with this Agreement).

10.      TERM AND TERMINATION.

         (a) This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with this Section 10 (such period is, the "Term").

         (b) Any party shall have the right but not the obligation to terminate this Agreement immediately if at any time: (i) any other party shall be in material breach of any of its obligations hereunder or under the License Agreement, and such breach shall not be cured within 20 days following receipt of written notice thereof; (ii) any other party shall be the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors; (iii) any other party shall become the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors, and such petition or proceeding shall not be dismissed within 60 days of filing; (iv) the business of any other party shall be liquidated or otherwise terminated on any basis; or (v) any other party shall become insolvent or unable to pay its debts as they become due.

         (c) A party may exercise its right to terminate this Agreement pursuant to this Section 10 by written notice to the other parties. No exercise by a party of its rights under this Section 10 shall limit its remedies by reason of any other party's default, the party's rights to exercise any other rights under this Section 10 or any other rights of that party.

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         (d) The provisions of Sections 3(b) (with respect to Commissions accrued through the effective date of such termination), 5, 9, 10(d), 11 and 12 shall survive any termination of this Agreement.

11. SPECIFIC ENFORCEMENT. The parties hereto each acknowledge that the other parties hereto will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any party, the other parties hereto shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

12. MISCELLANEOUS.

         12.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given on the date of postmark when sent by registered or certified mail, return receipt requested, addressed as follows:

                  If to LEI:

                  The Learning Express, Inc.
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer

                  If to LEC:

                  LearningExpress.com, LLC
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer

                  If to LECH

                  LearningExpress.com Holdings LLC
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer

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or such other address as any party may give the others notice of pursuant to this Section.

         12.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles thereof. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and the parties consent to the jurisdiction of said courts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         12.3 Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by the parties hereto.

         12.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

         12.5 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.

         12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.7 Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

         12.8 Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         12.9 Sealed Instrument. This Agreement shall have the effect of an instrument executed under seal.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.




THE LEARNING EXPRESS, INC.                     LEARNINGEXPRESS.COM, LLC


By:  /s/ Sharon DiMinico                       By:   /s/ Steven P. Manfredi
     -----------------------                         -----------------------
     Name:                                           Name:
     Title:                                          Title:

                                               LEARNINGEXPRESS.COM HOLDINGS LLC


                                               By:   /s/ Steven P. Manfredi
                                                     -----------------------
                                                     Name:
                                                     Title:

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
                                    Exhibit A

                                  AMENDMENT TO
              FRANCHISE AGREEMENT/LOCAL FRANCHISE LICENSE AGREEMENT


         AMENDMENT (this "Amendment"), dated as of ____ _____, _____, by and between THE LEARNING EXPRESS, INC. a Massachusetts corporation ("Franchisor"), and ________________, a _______________ _____________ (the "Franchisee").


                                   BACKGROUND

A. Franchisor and Franchisee are parties to that certain Franchise Agreement/Local Franchise License Agreement dated as of ____ _____, _____ by and between Franchisor and Franchisee (the "Franchise Agreement") pursuant to the terms and conditions of which Franchisor has granted a franchise to Franchisee to operate a retail specialty toy store (the "Retail Store") using Franchisor's "System" and "Marks" in the "Protected Territory," all as defined in the Franchise Agreement.

B. Franchisor has entered into a License Agreement, dated as of November 5, 1999 (the "LEC Agreement") with LearningExpress.com, LLC, a Delaware limited liability company ("LEC"), pursuant to the terms and conditions of which Franchisor has licensed certain components of the System and the Marks to enable LEC to develop, operate and promote an Internet-based on-line specialty toy store under the name LearningExpress.com (the "On-Line Store").

C. Franchisor has entered into Management Services Agreement, dated as of November 5, 1999 (the "Management Agreement") by and among Franchisor, LEC and LearningExpress.com Holdings LLC ("LECH"), the principal owner of LEC, pursuant to the terms and conditions of which, among other matters, Franchisor has agreed to (1) support LEC's use of the System in the On-Line Store through assistance with marketing, promotion and exchange of information regarding sales, customers, vendors, and (2) contract with each of Franchisor's franchisees on the terms and conditions set forth in this Amendment.

D. Franchisor and Franchisee believe that the On-Line Store will enhance Franchisor's and Franchisee's respective businesses by, among other things, promoting the "Learning Express" image and good will to consumers who use the Internet and enhancing customer traffic to the Retail Store and other retail stores operated by other franchisees of Franchisor.

E. Accordingly, Franchisor and Franchisee are entering into this Amendment to facilitate the development, operation and promotion of the On-Line Store by LEC

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
         and to set forth: (i) certain services that Franchisee has agreed to provide to Franchisee's and LEC's customers with respect to the On-Line Store and (ii) certain specified payments and other benefits that Franchisee will receive in consideration thereof.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF FRANCHISE AGREEMENT; CAPITALIZED TERMS. The terms and provisions of this Amendment amend the Franchise Agreement. In the event of any conflict between the terms of the Franchise Agreement and the terms of this Amendment, the terms of this Amendment shall govern. Capitalized terms not otherwise defined herein shall have the same meaning(s) as set forth in the Franchise Agreement.

2.       AMENDMENT TO LEARNING EXPRESS CONFIDENTIAL OPERATIONS MANUAL.

         (a) Franchisee consents and agrees to all of the amendments to the LEARNING EXPRESS CONFIDENTIAL OPERATIONS Manual (the "Manual") set forth on Exhibit A hereto (the "Manual Amendment").

3.       TERM. Franchisee's and Franchisor's obligations under this Amendment,
shall commence on        , 2000 and continue until the earlier to occur of: (i)
termination of the Franchise Agreement in accordance with its terms (without giving effect to this Amendment), (ii) the occurrence of a material breach by Franchisee of the terms and conditions of this Amendment following written notice to Franchisee by Franchisor detailing such alleged breach and Franchisee's failure to remedy any such actual breach within ten (10) days, or such other period as may be required by applicable state law, following such notice, or (iii) upon Franchisor's election, exercised in its sole discretion by written notice to Franchisee, to terminate this Amendment incident to a breach by LEC of the LEC Agreement or the Management Agreement. The foregoing period is referred to herein as the "Term".

         Upon any termination in accordance with subsection (iii) of the foregoing paragraph, all obligations of the Franchisor and the Franchisee under this Amendment shall terminate but the Franchise Agreement and all obligations of the parties thereunder shall continue in full force and effect in accordance with their terms unaffected hereby.


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
4.       EQUITY AND COMMISSION

         (a)      Equity of LECH.

                  (i) In consideration of Franchisee's agreement to execute and consummate the terms and conditions of this Amendment, Franchisor shall cause LECH to issue to Franchisee 14,250 Common Shares of LECH for each Retail Store operated by Franchisee (such shares, the "Shares").

                  (ii) Prior to issuance of the Shares, LECH may require Franchisee to execute an investment letter or letters to the effect that the Shares are being acquired by Franchisee for Franchisee's own account for investment purposes, that Franchisee has no present intention of offering, distributing or otherwise disposing of the Shares, and that Franchisee shall agree not to dispose of the Shares unless a registration statement or appropriate qualification is then in effect under applicable state "Blue Sky" laws with respect to the Shares or in the opinion of counsel for LECH the Shares are exempt from the registration or qualification requirements of such laws.

                  (iii) Prior to issuance of the Shares, Franchisee shall execute and enter into the then current Operating Agreement for LECH and be bound thereby as a member of LECH. Such Operating Agreement shall provide, among other matters, that, until such time as LECH, or a successor entity, has completed an "Initial Public Offering" (defined below), all of the Shares shall be forfeited to LECH immediately upon the termination of either or both of the Franchise Agreement or this Amendment, provided, however, that the Shares shall not be subject to forfeiture in the case where either or both of the Franchise Agreement and this Amendment are terminated in connection with the sale or transfer of Franchisee's Retail Store to a New Franchisee.

                  (iv) Franchisee agrees that Franchisee will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" (defined below) by LECH (or its successor-in-interest) or by LEC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares other than any securities which are included in such Initial Public Offering, provided, however, that LECH shall be under no obligation to include the Shares or any portion thereof in any Initial Public

                           Offering. If the managing underwriter of any such Initial Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. An "Initial Public Offering" shall mean LECH's, or a successor entity's, initial distribution of securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

         (b)      On-Line Commission.

                  (i) In consideration of Franchisee's performance of Franchisee's obligations hereunder, Franchisor shall pay to Franchisee a commission (the "On-Line Commission") equal to a percentage (the "Percentage"), of the On-Line Store's "Net Sales in Territory" accrued during each calendar month (or portion thereof) during the Term. "Percentage" shall mean (a) five percent (5%) through the second anniversary of the "On-Line Store Date," defined below, and (b) for the period thereafter, the percentage established from time to time by the Board of Managers of LEC based on experience of sales and cash flow of the On-Line Store, provided, however, that, (1) without limitation of the foregoing, LEC presently intends to maintain the Percentage during such period at the 5% level and (2) notwithstanding anything herein to the contrary such percentage determined by the Board of Managers shall never be less than 2.5%. "Net Sales in Territory" shall mean:
                           (A) LEC's gross revenues accrued from the sale through the On-Line Store of On-Line Store products ("Products") ordered by customers ("Customers") whose "bill-to" address for the applicable order is within the "Protected Territory" as defined in the Franchise Agreement minus (B) all costs and charges incurred in connection with returned products and shipping and handling charges in connection therewith. "On-Line Store Date" shall mean the date on which the On-Line Store first commences operation on the Internet for the sale of Products to the general public.

                  (ii) The On-Line Commission will be payable to the Franchisee within 35 days after the end of the calendar month in which LEC accrues the applicable sale(s).

                  (iii) In addition, Franchisor need not pay the On-Line Commission to Franchisee to the extent that LEC, under and pursuant to that certain Management Services Agreement by and among Franchisor, LEC and LearningExpress.com Holdings LLC (the "MSA"), has not paid to Franchisor the component of the "On-Line Commission," as defined in the MSA, corresponding to the On-Line Commission otherwise payable by Franchisor to Franchisee hereunder.

                  (iv) Franchisor may suspend payment of the On-Line Commission to Franchisee if Franchisor determines that Franchisee continues to be materially noncompliant with the Manual, as amended from time to time, following written notice by Franchisor to Franchisee of such noncompliance and a subsequent thirty (30) day opportunity to cure such non-compliance.

         (c) Except for payment of the On-Line Commission and the other consideration provided for in this Agreement, Franchisee shall have no rights under the Franchise Agreement or otherwise against Franchisor or any other party with respect to the operations and sales of LEC and the On-Line Store regardless of the billing address, shipping address or other location of the Customer or other person to whom any Product is delivered or otherwise on account of any sale of any Product.

5. FURTHER COOPERATION. Each of the parties hereto covenants and agrees that it shall furnish to the other party hereto such reasonably necessary information and reasonable assistance, including without limitation execution of documents, certificates and instruments, as such other party may reasonably require to effectuate the provisions of this Amendment.

6. CONFIRMATION OF FRANCHISE AGREEMENT. The parties hereto acknowledge, agree and confirm that subject to Sections 2(a) and 4(c) hereof, all terms and conditions of the Franchise Agreement not inconsistent with the terms of this Amendment shall continue and remain in full force and effect unaffected by this Amendment.

7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not be effective until a copy executed by Franchisee and delivered to Franchisor has been countersigned by Franchisor and delivered to Franchisee.

8.       MISCELLANEOUS.

         8.1      Notices.

Any notice required or permitted to be given to Franchisor hereunder shall be addressed as follows:

                  The Learning Express, Inc.
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer


Any notice required or permitted to be given to Franchisee hereunder shall be addressed as follows:





or such other address as any party may give the others notice of pursuant to this Section.



         8.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         8.4 Sealed Instrument. This Amendment shall have the effect of an instrument executed under seal.

                            [continues on next page]

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.




THE LEARNING EXPRESS, INC.       FRANCHISEE
                                 PRINT NAME OF LEGAL ENTITY (IF ANY):

By:  _______________________     ________________________________________
     Name:
     Title:
                                 BY:   _______________________
                                 PRINT NAME OF SIGNER: ____________________
                                 PRINT TITLE OF SIGNER: _____________________

                                 (if more than one signer, continue
                                  signatures below)


                                 BY:   _______________________
                                 PRINT NAME OF SIGNER: ____________________
                                 PRINT TITLE OF SIGNER: _____________________



                                 BY:   _______________________
                                 PRINT NAME OF SIGNER: ____________________
                                 PRINT TITLE OF SIGNER: _____________________



                                 BY:   _______________________
                                 PRINT NAME OF SIGNER: ____________________
                                 PRINT TITLE OF SIGNER: _____________________

                                    EXHIBIT A

             SUPPLEMENT TO LEARNING EXPRESS, INC. OPERATIONS MANUAL

This supplement is intended to outline the key operational requirements of each Learning Express franchisee that will facilitate cooperation thereby enhancing the development of the On-Line Store as well as the franchised stores. It does not address in detail all operational procedures that will facilitate a seamless environment for the Learning Express customer when shopping either through a franchised location, the On-Line Store or both. Those detailed procedures are under development and will be incorporated, along with the following, as part of the Learning Express, Inc. Policies and Procedures section of the Operations Manual.


1.       IN-STORE KIOSK

         A cooperative program between Learning Express franchisee and LearningExpress.com E-commerce Company ("On-Line Store") that will enhance customer service and broaden product offerings by enabling access to the On-Line Store via a Kiosk unit.

         OPERATIONAL REQUIREMENTS: Learning Express franchisee will provide the appropriate retail space inside franchised location for placement of the Kiosk. Franchisee will provide the appropriate utility connections as well as subscription service to an Internet Service Provider ("ISP") for access to the World Wide Web. Customer will have access only to the LearningExpress.com URL.

         COST TO FRANCHISEE: Ongoing communications (i.e., telephone line and ISP subscription costs). On-line store will provide equipment and fixture to franchisee at no cost.

2.       MARKETING AND BRAND DEVELOPMENT

         Learning Express, Inc. believes that the development of the On-Line Store will enhance the business of its Franchisees by creating additional awareness of the Learning Express name through various cooperative marketing and advertising programs.

         OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow the marketing and promotion of the On-Line Store as well as display the LearningExpress.com URL on marketing materials including; catalogs, print ads, marketing and advertising materials, bags and in-store display materials.

         COST TO FRANCHISEE: Minimal, if any.

         OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow up to four direct mailings to customer mailing list that will promote in a joint fashion, the On-Line Store and that particular local store.

         COST TO FRANCHISEE: None

         OPERATIONAL REQUIREMENTS: Learning Express franchisee will accept On-Line Store gift certificates and coupons utilizing the same process as now used for the franchised store system. On-Line Store gift certificates and coupons will be validated via telephonic or electronic means.

         COST TO FRANCHISEE: None

    3. PRODUCT RETURNS

         In order to provide seamless customer service and distinguish the Learning Express On-Line Store from other like e-commerce companies, a cooperative return process between the On-Line Store and the franchised store is necessary.

         OPERATIONAL REQUIREMENTS: Learning Express franchised store will accept product returns from Learning Express On-Line Store customers following the same inter-store procedure as outlined in the current Operations Manual.

                  - Returned products that are on the Learning Express "Buying Program" will be retained into inventory by store for sale at retail. Store will receive reimbursement from On-Line Store for cost of item.

                  - Returned products that are not on "Buying Program" may be returned to the On-Line Store fulfillment center. Store will receive full reimbursement of credit given to customer.

                  - Customer will receive instructions for those items carried by the On-Line Store (i.e., direct ship by mfg., affiliate sales, etc.) that are not returnable to a franchised store location.

         COST TO FRANCHISEE:  Minimal to none